                                                                     EXHIBIT 4.4


                                CYBERONICS, INC.

                       STAND-ALONE STOCK OPTION AGREEMENT

I.   NOTICE OF STOCK OPTION GRANT

     Richard Rudolph

     You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

     Date of Grant                                  August 23, 2001
     Vesting Commencement Date                      August 23, 2001
     Exercise Price per Share                       $15.5600
     Total Number of Shares Granted                 150,000
     Total Exercise Price                           $2,334,000
     Term/Expiration Date:                          August 23, 2011
     Vesting Schedule:

     This Option shall vest and may be exercised, in whole or in part, in accordance with the following schedule:

     1/60th of the Shares subject to the Option shall vest each month after the Vesting Commencement Date, so that the Option shall be fully vested five (5) years from the Date of Grant, subject to the Optionee continuing to be a Service Provider on such dates.

     Termination Period

     This Option may be exercised for ninety (90) days after Optionee ceases to be a Service Provider in accordance with Section 7 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised for twelve
(12) months after the Optionee ceases to be a Service Provider in accordance with Sections 8 and 9 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided.

II.  AGREEMENT

     1.  Definitions.  As used herein, the following definitions shall apply:

         (a) "Agreement" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

         (b) "Applicable Laws" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

         (c) "Board" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Common Stock" means the common stock of the Company.

         (f) "Company" means Cyberonics, Inc., a Delaware corporation.

         (g) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

         (h) "Director" means a member of the Board.

         (i) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

             (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (n) "Notice of Grant" means a written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

         (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p) "Option" means this stock option.

         (q) "Optioned Stock" means the Common Stock subject to this Option.

         (r) "Optionee" means the person named in the Notice of Grant or such person's successor.

         (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (t) "Service Provider" means an Employee, Director or Consultant.

         (u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of this Agreement.

         (v) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     2. Grant of Option. The Board hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

     3. Exercise of Option.

         (w) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

         (x) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

         (y) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

         (z) cash or check;

         (aa) promissory note;

         (bb) consideration received by the Company under a cashless exercise program implemented by the Company; or

         (cc) surrender of other Shares, provided Shares acquired directly from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

     7. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of ninety (90) days after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     8. Disability of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     9. Death of Optionee. If the Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed.

         (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         (d) Change of Control. In the event of a Change of Control (as defined below), the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and any Company reacquisition option applicable to any Shares acquired upon exercise of an Option shall lapse as to all such Shares. If an Option becomes fully vested and exercisable as the result of a Change of Control, the Administrator shall notify the Optionee in writing or electronically prior to the Change of Control that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Plan, a "Change of Control" means the happening of any of the following events:

             (1) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

             (2) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

             (3) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

     12. Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

     13. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Texas.

     14. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE                                                         CYBERONICS, INC.
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                                                                 /s/ ROBERT P. CUMMINS
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Signature                                                        Robert P. Cummins


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Richard Rudolph                                                  President, Chief Executive Officer and
                                                                 Chairman of the Board of Directors

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Residence Address

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                                    EXHIBIT A
                                CYBERONICS, INC.
                                 EXERCISE NOTICE

Cyberonics, Inc.
16511 Space Center Boulevard,
Cyberonics Building
Houston, Texas 77062

Attention:

     1. Exercise of Option. Effective as of today, ________________, 20__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Cyberonics, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated August 23, 2001 (the "Option Agreement"). The purchase price for the Shares shall be $15.5600, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of the Option Agreement.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

     8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Texas.

Submitted by:                                                    Accepted by:
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OPTIONEE                                                         CYBERONICS, INC.


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Signature


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Printed Name


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Address                                                          Address


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                   DATE RECEIVED:


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